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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in and incorporation in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2001 (except for Note F as to which the date is March 15, 2001, and Note M (i) as to which the date is March 30, 2001 and M (ii) as to which the date is June 28, 2001) relating to the financial statements of Dynamic Healthcare Technologies, Inc. contained in that Prospectus and to the incorporation in the Prospectus by reference of our report dated March 8, 2001 (except for Note F as to which the date is March 15, 2001 and M as to which the date is March 30, 2001), relating to the financial statements and schedule of Dynamic Healthcare Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
New York, New York
October 19, 2001